Exhibit (e)(1)(i)

EXHIBIT A

Distribution Agreement dated 2.5.24

GMO Trust

53 State Street, Boston, MA 02109

As of March 17, 2026

# of Portfolios	Series	Class
1.	U.S. Equity Fund	III, IV, V, VI, R6, I
2.	Quality Fund	III, IV, V, VI, R6, I
3.	International Equity Fund	II, III, IV, R6, I
4.	Emerging Markets Fund	II, III, IV, V, VI, R6, I
5.	Emerging Country Debt Fund	III, IV, VI
6.	International Equity Allocation Fund	III, R6, I
7.	International Developed Equity Allocation Fund	III, R6, I
8.	Global Equity Allocation Fund	III, R6, I
9.	Global Developed Equity Allocation Fund	III, R6, I
10.	Global Asset Allocation Fund	III, R6, I
11.	Strategic Opportunities Allocation Fund	III
12.	Benchmark-Free Allocation Fund	III, IV, R6, I
13.	International Opportunistic Value Fund	III, IV, R6, I
14.	U.S. Treasury Fund	VI, R6, I
15.	Asset Allocation Bond Fund	III, VI,
16.	Opportunistic Income Fund	III, VI, R6, I
17.	Resources Fund	III, IV, V, VI, R6, I
18.	Benchmark-Free Fund	III
19.	Implementation Fund	N/A
20.	Climate Change Fund	III, IV, V, VI, R6, I
21.	High Yield Fund	III, IV, V, VI, R6, I
22.	Alternative Allocation Fund	II, III, IV, V, VI, R6, I
23.	U.S. Small Cap Value Fund	III, IV, V, VI, R6, I
24.	Quality Cyclicals Fund	III, IV, V, VI, R6, I
25.	Emerging Country Debt Shares Fund	R6, I
26.	GMO-Usonian Japan Value Creation Fund	III, IV, V, VI, R6, I
27.	Emerging Markets ex-China Fund	II, III, IV, V, VI, R6, I
28.	Small Cap Quality Fund	III, IV, V, VI, R6, I
29.	Resource Transition Fund	III, IV, V, VI, R6, I
30.	U.S. Opportunistic Value Fund	III, IV, V, VI, R6, I
31.	Multi-Asset Credit Fund	II, III, IV, R6, I
32. 33.	MAC Implementation Fund Emerging Markets Debt Total Return Fund	N/A III, IV, V, VI, R6, I

IN WITNESS WHEREOF, the Parties have caused this Exhibit A to be executed in their names and on their behalf by and through their duly authorized officers.

GMO TRUST		FUNDS DISTRIBUTOR, LLC

By:	/s/ Douglas Y. Charton	By:	/s/ Teresa Cowan
Name:	Douglas Y. Charton	Name:	Teresa Cowan
Title:	Vice President-Law	Title:	President
Date:	March 19, 2026	Date:	March 20, 2026